Exhibit 17

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 14, 2017

THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of Virtus Contrarian Value Fund (“Contrarian Value”), a series of Virtus Equity Trust, revoking previous proxies, hereby appoints Kevin J. Carr, Jennifer S. Fromm and Ann Flood, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Contrarian Value which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on November 14, 2017, at the offices of Virtus Investment Partners, Inc., 100 Pearl Street, Hartford, Connecticut 06103, at 2:00 p.m. Eastern time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting.

Vote via the Internet: www.proxy-direct.com

Vote via the telephone: [888-916-1786]

NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicated your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

____________________________________
Signature and Title, if applicable

____________________________________
Signature (if held jointly)

_______________________________, 2017
Date

Receipt of the Notice of the Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. The shares of Contrarian Value represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

Virtus Contrarian Value Fund

VOTING OPTIONS READ YOUR PROSPECTUS/PROXY STATEMENT AND HAVE IT AT HAND WHEN VOTING.

COMPUTER	TELEPHONE	LETTER	ATTENDANCE
VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL	VOTE IN PERSON
LOG ON TO:	CALL	VOTE, SIGN AND DATE	ATTEND SHAREHOLDER MEETING
www.proxy-direct.com FOLLOW THE ON-SCREEN INSTRUCTIONS AVAILABLE 24 HOURS	[888-916-1786] FOLLOW THE RECORDED INSTRUCTIONS AVAILABLE 24 HOURS	THIS PROXY CARD AND RETURN IN THE POSTAGE-PAID ENVELOPE	100 PEARL STREET HARTFORD, CT ON NOVEMBER 14, 2017

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD.

The Board of Trustees recommends a vote FOR the following proposal.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.

EXAMPLE: ☒

1.	To approve an Agreement and Plan of Reorganization whereby Virtus Ceredex Mid-Cap Value Equity Fund, a series of Virtus Asset Trust, will (i) acquire all of the assets of Virtus Contrarian Value Fund, a series of Virtus Equity Trust; and (ii) assume all of the liabilities of Virtus Contrarian Value Fund.

FOR [            ]          AGAINST [            ]         ABSTAIN [            ]